EXHIBIT 10.5.1

First Amendment to the Employment Agreement between and among
Nexsan Corporation, Nexsan Technologies, Inc. and Philip Black

WHEREAS, Nexsan Corporation (“Holdings”), Nexsan Technologies, Inc. (the “Company”) and Philip Black (the “Executive”) entered into an employment agreement dated November 11, 2007 (the “Agreement”); and

WHEREAS, Holdings, the Company and the Executive now desire to amend the Agreement to modify the terms and conditions under which Executive may earn a right to receive the COC Bonus or the IPO Bonus Shares provided for under the Agreement and to ensure that no amounts payable under the Agreement will be subject to taxation under Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, Holdings, the Company and the Executive hereby amend the Agreement, effective as of December 11, 2008, as follows:

I.

Section V.A. of the Agreement is hereby amended to read as follows:

A.            If Executive remains employed by the Company and Holdings through the closing date of a COC (the “COC Date”), Executive will receive a Change of Control Bonus as soon as practicable following the COC Date (but in no event later than 90 days after the COC Date) in the amount determined in Section V.B. below.  If Executive’s employment with the Company and Holdings is terminated by the Company without Cause or due to Executive’s disability (a “Qualifying Termination”) prior to the COC Date, Executive shall receive a Change of Control Bonus as soon as practicable following the COC Date (but in no event later than 74 days after the COC Date) in the amount equal to the product of amount determined in Section V.B. times the applicable percentage determined in the following table:

Number of years by which the Qualifying Termination precedes the COC Date	Applicable Percentage
Less than 1 year	100%
At least 1 year but less than 2 years	50%
At least 2 years but less than 3 years	25%
3 or more years	0%

II.

Section V.D. of the Agreement is hereby amended to read as follows:

D.            Notwithstanding the foregoing, Executive will not be entitled to receive:

1.             any portion of the Change of Control Bonus if (i) the COC Date occurs on or after January 1, 2019 or (ii) an IPO occurs prior to the COD Date and Executive receives the IPO Bonus pursuant to Section VI, or

2.             the portion of the Change of Control Bonus that exceeds $925,000 (the “Variable Change of Control Bonus”) unless the stockholders of Holdings holding at least 75% of the voting power of Holdings’ stock immediately prior to the COC authorize and approve the payment of the Variable Change of Control Bonus in accordance with regulations issued under Section 280G of the Internal Revenue Code of 1986, as amended.  Holdings and the Company will use their best efforts (i) to submit the Variable Change of Control Bonus to Holding’s stock-holders for approval during the six month period ending on the COC Date and (ii) to recommend that the shareholders approve and authorize the payment of the Variable Change of Control Bonus to the Executive.

III.

Section VI.A. of the Agreement is hereby amended to read as follows:

A.            If Executive remains employed by the Company and Holdings through the effective date of an IPO (the “IPO Date”), Executive will receive IPO Bonus Shares equal to the number of whole shares of common stock of Holdings (if the IPO is for Holdings’ common stock) or the number of whole shares of common stock of the Company (if the IPO is for the Company’s common stock) determined by dividing the IPO Bonus Value determined in Section VI.B. below by the IPO price (as defined below), with any fraction of a share rounded to the nearest whole share.  If Executive’s employment with the Company and Holdings is terminated by the Company without Cause or due to Executive’s disability (a “Qualifying Termination”) prior to the IPO Date, Executive shall receive the number of IPO Bonus Shares determined in the preceding sentence multiplied by the applicable percentage determined in the following table:

Number of months by which the Qualifying Termination precedes the IPO Date	Applicable Percentage
Less than 1 year	100%
At least 1 year but less than 2 years	50%
At least 2 years but less than 3 years	25%
3 or more years	0%

Such IPO Bonus Shares will be delivered to Executive on the next business day following the IPO Date.

IV.

Section VI.E. of the Agreement is hereby amended to read as follows:

E.             Notwithstanding the foregoing, Executive will not be entitled to receive the IPO Bonus Shares if (i) the IPO Date occurs on or after January 1, 2019 or (ii) a Change of Control occurs prior to the effective date of an IPO and Executive receives (or is entitled to receive) the Change of Control Bonus pursuant to Section V.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of December 11, 2008.

EXECUTIVE:	NEXSAN TECHNOLOGIES, INC.

/s/ Philip Black	/s/ Gene Spies
Philip Black

11 Dec 08	By:	Gene Spies
Date
	Title:	CFO

	Date:	12/30/08

NEXSAN CORPORATION

/s/ Rich McGinn

By:	Rich McGinn
Title:	Co-Chairman
Date:	12/26/08